EXHIBIT 1



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                               CONSENT OF COUNSEL



         In connection with the Impac Secured Assets CMN Trust Series 1998-1, Collateralized Asset-Backed Notes, Series 1998-1, we consent to the use of our name in the Prospectus Supplement of Impac Secured Assets Corp. (the "Registrant") dated March 30, 1998 (the "Prospectus Supplement") under the heading "Legal Opinions".


                                             WOLF & RICHARDS,
                                             A LAW CORPORATION

Newport Beach, California
March 24, 1998